营业执照

Business License (Copy)

副本编号：2 - 2

(副本)

统一社会信用代码 91511421575261009L

Unified social credit code: 91511421575261009L

名　　称	四川伟易达科技有限公司
类　　型	有限责任公司(台港澳法人独资)
住　　所	仁寿县视高经济开发区
法定代表人	李胜勇
注 册 资 本	8000.0000万人民币
成 立 日 期	2011年05月06日
经 营 期 限	2011年05月06日 至 长期
经 营 范 围	电子计算机及外部设备的研发、生产、销售；进出口贸易（以上项目不含前置审批或许可项目）。（依法须经批准的项目，经相关部门批准后方可开展经营活动）

Company name: Sichuan Wetouch Technology Co., LTD

Type: LLC (sole proprietorship of Hong Kong, Macao and Taiwan Legal Person)

Address: Renshou County residence high economic development zone

Legal representative: Shengyong Li

Date of establishment: May 06, 2011

Business term: May 06, 2011 to long-term

Business scope: Research, development, production and sales of electronic computers and external equipment; Import and export trade (the above items do not include pre-approval or licensing items). (For projects subject to approval according to law, business activities can only be carried out after approval by relevant departments)

请于每年1月1日至6月30日年报。公司出资、股权变更、企业行政许可、企业行政处罚等信息产生后应在20个工作日内公示。

登 记 机 关

Registration Authority: Meishan Administration for Industry and Commerce

眉山市工商行政管理局

2017 年 月 23 日